UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

CipherLoc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6836 Bee Caves Road

Building 1, Suite 279

Austin, TX 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Private Offering

On March 31, 2021, Cipherloc Corporation (the “Company”, “we” or “us”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers an aggregate of 35,757,942 (a) shares of common stock (the “Shares”), and (b) warrants to purchase shares of common stock (the “Warrants”) of the Company. The Shares and Warrants were sold at a price of $0.18 per combined Share and Warrant (the “Offering Price”), which was equal to 80% of the closing sales price of the Company’s common stock on the OTC Pink market on March 30, 2021, which was the last trading day prior to the entry into the Purchase Agreement.

Total gross proceeds from the offering of the Shares and Warrants, which transaction closed on March 31, 2021 (the “Offering”) was $6.44 million.

Paulson Investment Company, LLC (the “Placement Agent”), served as placement agent for the Offering and the Company entered into a Placement Agent Agreement with the Placement Agent in connection therewith (the “Placement Agreement”, discussed below). As partial consideration for the services provided by the Placement Agent, the Company granted the Placement Agent warrants to purchase shares of common stock (the “Placement Warrants”, also discussed in greater detail below).

The Company also granted the Purchasers registration rights pursuant to a Registration Rights Agreement (the “RR Agreement”), which is discussed in greater detail below.

Securities Purchase Agreement

The Purchase Agreement allows for additional sales of Shares and Warrants, and additional closings, until the earlier of (a) April 30, 2021; (b) the date that the Company has sold $10 million in Shares and Warrants; or (c) such earlier date as the Company and the Placement Agent may mutually agree.

The Purchase Agreement required that the members of the Board of Directors and senior management of the Company enter into a lock-up agreement (the “Lock-Up Agreements”, discussed in greater detail below).

The Purchase Agreement included standard and customary representations of the parties; covenants of the Company (including obligations to indemnify the Purchasers in certain cases); penalties for the Company’s failure to be deemed current in its filing obligations under Rule 144 of the Securities Act of 1933, as amended; a right of first refusal to provide the Purchasers the right to purchase any new securities we offer, for a period of one year following the date the Offering terminates; a restriction on our ability to issue new securities, or file new registration statements (except as contemplated by the RR Agreement), for a period of 120 days after the termination of the Offering, subject to certain customary exceptions; and a restriction on our ability to enter into a variable rate transaction until such time as all Warrants granted in the Offering have been exercised or expired.

The Purchase Agreement also included a waiver by the Purchasers of their statutory preemptive rights under Texas law, and provided the Purchasers a make-whole right, requiring us to issue the Purchasers additional shares of common stock following the Offering, in the event that any shareholder of the Company exercises their statutory preemptive rights provided for under Texas law, and are issued additional securities, resulting in the dilution of such Purchasers’ interests, to keep such Purchasers’ at the same percentage ownership of our common stock as they held prior to such preemptive right issuance (without taking into account any unexercised Warrants).

We agreed to use the proceeds from the Offering for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than (i) payment of trade payables in the ordinary course of the Company’s business and prior practices and (ii) the repayment of funds received by the Company under the “paycheck protection program” of the CARES Act), (b) for the redemption of any common stock or common stock equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of applicable regulations.

We also agreed to hold a shareholders meeting within 180 days after the closing of the Offering to seek shareholder approval to amend the Company’s Certificate of Formation to terminate the statutory preemptive right provided for under Texas law (the “Amendment”), and to solicit proxies to approve such Amendment consistent with applicable law, and the Purchasers agreed to vote all of the Shares in favor of approving such Amendment.

The Purchase Agreement may be amended with the approval of the Company and Purchasers holding at least 50.1% of the Shares initially sold pursuant to the Purchase Agreement.

Lock-Up Agreement

In connection with the Offering, each of our officers and directors entered into Lock-Up Agreements whereby they agreed not to sell, offer, or transfer, any of our securities which they hold for 180 days after the end of the Offering, subject to customary exceptions.

Offering Warrants

The Warrants, which are evidenced by Common Stock Purchase Warrants (the “Warrant Agreements”), have an exercise price of $0.36 per share (200% of the Offering Price), and may be exercised at any time from the grant date of the Warrants until March 31, 2026. The Warrants have cashless exercise rights if when exercised, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of each Warrant is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder(s) thereof, if such exercise would result in such holder(s) and their affiliates, exceeding ownership of 4.99% of our common stock. The Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Warrants, the exercise price of the Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Registration Rights Agreement

Pursuant to the RR Agreement, we agreed to file a registration statement to register the sale of the Shares and the shares of common stock issuable upon exercise of the Warrants, prior to the 10th day after the end of the Offering, and to obtain effectiveness of such registration statement by the 60th calendar day following the date of the RR Agreement (March 31, 2021)(provided that in the event we are required to file any additional registration statements under the RR Agreement, such required effectiveness date is the 90th day after such registration statement is required to be filed). In the event we fail to use commercially reasonable best efforts to cause the registration statement to be filed by or become effective by such required dates as set forth above, or such registration statement is not continuously effective after the effective date thereof, then, in addition to any other rights the Purchasers may have, on each date that we are deemed not timely or a date pursuant to which the registration statement cannot be relied upon occurs, and on each monthly anniversary, or portion thereof, thereafter, until such applicable event is cured, we are required to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, of 2% of the aggregate consideration paid by each applicable Purchaser pursuant to the Purchase Agreement. We agreed to pay all expenses associated with the registration statement and to provide the Purchasers indemnification rights in connection therewith.

Placement Agent Agreement and Indemnification Agreement

On January 11, 2021, we entered into a Placement Agent Agreement with the Placement Agent, pursuant to which we engaged the Placement Agent as the Company’s exclusive placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, we agreed to pay the Placement Agent a cash commission of 13% of the gross proceeds received in the Offering ($836,736 as of the date of this filing), and to grant the Placement Agent a warrant to purchase 15% of the Shares sold in the Offering (5,363,691 as of the date of this filing). The Placement Agent Agreement has a term expiring on August 31, 2020, and includes a three-year tail period, pursuant to which the Placement Agent is due the same fees payable in connection with the Offering, in the event the Company sells any securities to any investor or potential investor who received Offering documents as part of the Offering. The Placement Agent Agreement includes customary representations and warranties, and requires us to indemnify the Placement Agent and its representations, and the Placement Agent to indemnify us and our management and directors, against certain claims and losses. In addition to the compensation payable upon completion of the Offering, we paid the Placement Agent a $35,000 cash retainer.

We also entered into an Indemnification Agreement in favor of the Placement Agent dated February 22, 2021, whereby we agreed to indemnify the Placement Agreement and its representatives against certain claims and losses associated with the Offering.

Placement Agent Warrants

The Placement Warrants are evidenced by a Placement Warrant, have a term of 10 years, an exercise price of $0.18 per share (the Offering Price), a term of 10 years, and cashless exercise rights. We are required to pay the Placement Agent liquidated damages of $10 per day for each $1,000 of shares not timely delivered upon the exercise of the Placement Warrants. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

* * * * *

The foregoing summary of the Warrant Agreements, Placement Warrants, Purchase Agreement, RR Agreement, Lock-Up Agreement, Placement Agreement and Indemnification Agreement, is qualified in its entirety by reference to the full text of the Form of Warrant Agreement, Placement Warrant, Form of Purchase Agreement, Form of Registration Rights Agreement, Form of Lock-Up Agreement, Placement Agreement and Indemnification Agreement, which are attached hereto as Exhibits 4.1 and 4.2 and Exhibits 10.1 through 10.5, respectively, and are incorporated into this Item 1.01 in their entirety, by reference.

The Company intends to use the net proceeds from the Offering to build the organization needed to commercialize its existing patented technology and fund additional working capital needs.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the Offering, the Shares, Warrants, and Placement Warrants, are incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuances and grands, since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

In the event the Warrants are exercised in full (and without taking into account any anti-dilutive rights associated therewith), a maximum of a total of 35,757,942 shares of common stock would be issuable to the holders thereof upon exercise thereof.

In the event the Placement Warrants are exercised in full (and without taking into account any anti-dilutive rights associated therewith), a maximum of a total of 5,363,691 shares of common stock would be issuable to the holders thereof upon exercise thereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1*	Form of Common Stock Purchase Warrant of Cipherloc Corporation, issued in March 2021 Private Offering
10.1*	Form of Securities Purchase Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto
10.2*	Form of Registration Rights Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto
10.3*	Form of Lock-Up Agreement (March 2021 Offering)
10.4*	Placement Agent Agreement dated January 11, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC
10.5*	Indemnification Agreement dated February 22, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2021

CIPHERLOC CORPORATION

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer